UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	December 21, 2004

OUTBACK STEAKHOUSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-15935	59-3061413

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2202 North West Shore Boulevard, Suite 500, Tampa, FL	33607

(Address of principle executive offices)	(Zip Code)

Registrant's telephone number, including area code	(813) 282-1225

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 21, 2004, Outback Steakhouse, Inc., entered into an amended two and one half year Credit and Guaranty Agreement, (the “Credit Agreement”), which replaces a three-year Credit and Guaranty Agreement that was set to expire in December 2004.

Under the terms of the Credit Agreement, we are the guarantor of an uncollateralized line of credit that permits borrowing of up to $24,500,000 by RY-8, Inc. (“RY-8”), which is our 50% partner in a joint venture created to develop Roy’s restaurants (the “Joint Venture”).  The line of credit and the guarantee terminate in June 2007.  Our Joint Venture with RY-8, Inc., a wholly owned subsidiary of Roy’s Holdings, Inc. (“RHI”), was formed to develop, own, and operate a chain of restaurants featuring Pacific Rim cuisine.  The culinary style and concept for these restaurants were developed originally by Chef Roy Yamaguchi and Hawaiian Pacific Restaurant Group, Inc., also a wholly owned subsidiary of RHI.

According to the terms of the Credit Agreement, RY-8 may borrow, repay, re-borrow, or prepay advances at any time before the termination date of the agreement.  On June 30, 2007, the termination date of the agreement, the entire outstanding principal amount of the loan then outstanding and any accrued interest is due.  As of December 21, 2004, the outstanding balance on the line of credit was approximately $21,800,000.

RY-8’s obligations under the Credit Agreement are unconditionally guaranteed by us and RHI.  If an event of default occurs (as defined in the Credit Agreement, and including our covenant commitments under existing lines of credit) then the total outstanding balance, including any accrued interest, is immediately due from the guarantors.

If an event of default occurs and RY-8 is unable to pay the outstanding balance owed, we would, as guarantor, be liable for this balance.  However, in conjunction with the Credit Agreement, RY-8 and RHI have entered into an Indemnity Agreement and a Pledge of Interest and Security Agreement in favor of Outback Steakhouse, Inc.  These agreements provide that if we are required to perform our obligation as guarantor pursuant to the Credit Agreement, then RY-8 and RHI will indemnify OSI and OSP against all losses, claims, damages or liabilities which arise out of or are based upon our guarantee of the Credit Agreement.  RY-8’s and RHI’s obligations under these agreements are secured by a first priority lien upon and a continuing security interest in any and all of RY-8’s interests in the Joint Venture.

A copy of the Amendment to Credit Agreement is attached as Exhibit 10.1, a copy of the Amended Indemnity Agreement is attached as Exhibit 10.2, and a copy of the Amended Pledge of Interest and Security Agreement is attached as Exhibit 10.3.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under Off-Balance Sheet Arrangement of a Registrant

The information described above under “Item 1.01 Entry into a Material Definitive Agreement” is hereby incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits.
Exhibit No.

10.1	Second Amendment to Credit and Guaranty Agreement by and among RY-8, Inc., Wachovia Bank, National Association, Roy’s Holdings, Inc., Outback Steakhouse, Inc., and OS Pacific, Inc.

10.2	Second Amended and Restated Indemnity Agreement by and among RY-8, Inc., Roy’s Holdings, Inc., Outback Steakhouse, Inc., and OS Pacific, Inc.

10.3	Second Amended and Restated Pledge of Interest and Security Agreement by RY-8, Inc. on behalf of Outback Steakhouse, Inc. and OS Pacific, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OUTBACK STEAKHOUSE, INC.
(Registrant)

Date: December 27, 2004	By:	/s/ Robert S. Merritt

Robert S. Merritt
Senior Vice President and
Chief Financial Officer